Exhibit 10.3

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LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 29th day of June, 2005, between ARE-30 WEST WATKINS, LLC, a Delaware limited liability company (“Landlord”), and NABI BIOPHARMACEUTICALS, a Delaware corporation (“Tenant”).

Address:	30 West Watkins Mill Road, Gaithersburg, Maryland 20878

Premises:	The entire 3-story building located at 30 West Watkins Mill Road, Gaithersburg, Maryland, containing 102,815 rentable square feet, as measured (which measurement shall be subject to verification by Tenant’s architect prior to the Rent Commencement Date, with any variation being reflected in an amendment to this Lease to be subsequently entered into by the parties to adjust any numbers or figures which are predicated on the square footage being 102,815 square feet) in accordance with the 1996 Standard Method of Measuring Floor Area in Office Buildings, as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996) (“BOMA”), and shown on Exhibit A.

Project:	The project known as “Alexandria Technology Center-Gaithersburg I” which consists of the buildings and/or land located at 2 West Watkins Mill Road, 30 West Watkins Mill Road, and 1201 Clopper Road, Gaithersburg, Maryland, which buildings contain a total of 361,400 rentable square feet as measured in accordance with BOMA, as the same may be expanded by Landlord from time to time (with any expansion to be measured in accordance with BOMA and the size of the Project revised accordingly), together with all improvements thereon and appurtenances thereto as described on Exhibit B-1.

Building:	That specific building in the Project located at 30 West Watkins Mill Road, Gaithersburg, Maryland and shown on Exhibit A.

Land:	That parcel of land more particularly identified on Exhibit B-2.

Base Rent:	$22.50 per rentable square foot of the Premises per annum; payable monthly as set forth in this Lease.

Rentable Area of Premises: 102,815 sq. ft.

Rentable Area of Project: 361,400 sq. ft.

Rentable Area of Building: 102,815 sq. ft.

Security Deposit: $3,563,657.50.

Tenant’s Share of Operating Expenses: 100%

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Building’s Share of Project: 28.45%, subject to equitable adjustment in the event of the expansion of the Project.

Rent Adjustment Percentage: 3%

Commencement Date: The date of this Lease.

Base Term:	A term beginning on the Commencement Date (as defined in Section 2(b)) and ending on December 31, 2017.

Permitted Use:	General office and laboratory purposes, research, development, testing, production and manufacturing purposes, and the sale or distribution of biological and pharmaceutical products and related products.

Address for Rent Payment:

135 N. Los Robles Avenue, Suite 250

Pasadena, CA 91101

Attention: Accounts Receivable

AFTER AUGUST 1, 2005

385 East Colorado Blvd., Suite 299

Pasadena, CA 91101

Attention: Accounts Receivable

Landlord’s Notice Address:

135 N. Los Robles Avenue, Suite 250

Pasadena, CA 91101

Attention: Corporate Secretary

AFTER AUGUST 1, 2005

385 East Colorado Blvd., Suite 299

Pasadena, CA 91101

Attention: Accounts Receivable

Tenant’s Notice Address: NABI Biopharmaceuticals 30 W. Watkins Mill Road Gaithersburg, Maryland 20878 Attention: Peter Marissael	Landlord’s Additional Notice Address: 946 Clopper Road Gaithersburg, MD 20878 Attention: Lawrence J. Diamond

Tenant’s Additional Notice Address: NABI Biopharmaceuticals 5800 Park of Commerce Blvd. NW Boca Raton, FL 33487 Attention: (i) Raafat Fahim (ii) Anna Mack, Esq. (iii) Accounts Payable

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☑ EXHIBIT A – PREMISES DESCRIPTION ☑ EXHIBIT B-2 – LAND DESCRIPTION	☑ EXHIBIT B-1 - DESCRIPTION OF PROJECT ☑ EXHIBIT C - WORK LETTER

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☑ EXHIBIT D - COMMENCEMENT DATE ☑ EXHIBIT F – TENANT’S PERSONAL PROPERTY ☑ EXHIBIT H – PARKING MAP ☑ EXHIBIT J – DRAWING OF LOT LINE ADJUSTMENT	☑ EXHIBIT E - RULES AND REGULATIONS ☑ EXHIBIT G – EXPANSION PROJECTS ☑ EXHIBIT I – DESCRIPTION OF BASE BUILDING ☑ EXHIBIT K – TENANTS WITH SUPERIOR EXPANSION RIGHT

1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas (including the Lot Line Adjustment, as defined herein), provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use, access to or egress from the Premises, Tenant’s parking rights under this Lease, or any utilities or drainage systems serving the Premises. If Landlord develops a building on any portion of the Project which materially obstructs the visibility of the Building from West Watkins Mill Road or from Clopper Road, then Landlord, at Tenant’s request, shall provide a monument sign for the Project, prominently displaying Tenant’s name, at the corner of West Watkins Mill Road and Clopper Road, which monument sign may display the names of other tenants at the Project, and in addition, Landlord will install a sign identifying Tenant at the entrance to the loop road leading to the Building, and will install directional signs (bearing Tenant’s name), as reasonably necessary, along the loop road indicating the direction to the Building.

2. Delivery; Acceptance of Premises; Commencement Date; Termination Right.

(a) Landlord shall deliver the Premises to Tenant on the Commencement Date (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein.

(b) The “Commencement Date” shall be the date of this Lease. The “Rent Commencement Date” shall be January 1, 2006. Landlord acknowledges that Tenant may occupy and commence its operations in the Premises prior to the Rent Commencement Date, and Tenant shall not be obligated to pay Rent for any period prior to the Rent Commencement Date. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and the Extension Term which Tenant may elect pursuant to Section 40 hereof.

Except as set forth in the Work Letter, if applicable, and except as set forth in this paragraph and in Section 7 with respect to Initial Code Items: (i) Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall not be liable to Tenant for

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damages for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Landlord shall Deliver the Premises to Tenant in good condition, with all Building Systems (as defined in Section 13 below) which are then in the Building in proper working order. During the period from the date of Delivery through and including June 30, 2006 (the “Warranty Period”), Landlord shall be responsible, at Landlord’s cost, for any defects in the original construction of the base Building (“Defect” or “Defects”), as the Building was constructed in accordance with a shell building description prepared by Gaudreau, Inc., Faisant Associates, Inc. and Schlesinger/Pitz and Associates, Inc., which description is attached to this Lease as Exhibit I, the “Base Building”. If any Defect reasonably and necessarily requires replacement or repair (during the Warranty Period), Tenant shall so notify Landlord in writing. If, after 30 days after delivery of Tenant’s notice (or such shorter period which shall be reasonable in light of the circumstances if such circumstances may be deemed to constitute an emergency which materially interferes with Tenant’s ability to use a material portion of the Premises or interferes materially with Tenant’s operations at the Premises, provided that in its notice to Landlord Tenant states the circumstances which constitute an emergency and the period of time after which Tenant will perform any replacement or repair if Landlord has not agreed to do so), Landlord has not agreed to perform the replacement or repair of such Defect, Tenant shall deliver to Landlord a second written notice requesting that Landlord perform such replacement or repair of such Defect. Any notice sent under circumstances deemed to constitute an emergency shall not require a second notice. Landlord shall be responsible for making any reasonable and necessary repair or replacement of any Defect that Tenant initially provides Landlord with notice of during the Warranty Period (which shall be at Landlord’s cost). If, after notice as set forth in this Section 2(b), Landlord does not agree to perform the replacement or repair, Tenant may replace or repair such Defect, and demand arbitration, in accordance with the terms of Section 43 of this Lease below, of the question of whether the replacement or repair of the Defect was reasonable and necessary. If the Arbitrator finds that the replacement or repair of the Defect was reasonable and necessary, Landlord shall reimburse Tenant for the cost of the replacement or repair (and if Landlord fails to do so as provided in Section 43 hereof, Tenant shall have the rights to set off its costs against Base Rent as provided in Section 43). If the Arbitrator finds such matter was not reasonable and necessary, then Tenant shall not be entitled to be reimbursed for the cost of such replacement or repair.

(c) Tenant agrees and acknowledges that, except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

(d) The parties acknowledge that the Premises shall be built out in two distinct phases: office space of not less than 15,000 rentable square feet (the “Office Component”), and laboratory, warehouse, pilot plant and related office space comprising the remainder of the

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Premises (the “Laboratory Component”), as such portions of the Premises shall be shown with more particularity on the TI Design Drawings, as defined in the Work Letter. Tenant shall have the option to terminate this Lease in its entirety, or with respect to the Laboratory Component only, by delivering to Landlord written notice of Tenant’s clear and unambiguous intent to do so, not later than 5 p.m. (PDT), November 1, 2005, which notice shall be accompanied by payment of the Termination Fee, as defined below. If Tenant timely exercises its option to terminate this Lease in its entirety as set forth in this Section 2(d), the Lease shall terminate as of the date of Tenant’s notice. If Tenant terminates this Lease in its entirety, Tenant shall within 30 days of the date of termination also reimburse Landlord for that amount of the TI Allowance (as defined in the Work Letter) that has been disbursed by Landlord. Notwithstanding the foregoing, if Landlord elects in its reasonable discretion to keep for the benefit of any subsequent lessee any of the Tenant Improvements which are standard in office uses, and were paid for from the Office Component, then Tenant shall not be required to pay back the portion of the Office Component used to pay for Tenant Improvements which Landlord elects to keep and use. Within one year of the date of Tenant’s notice to terminate, Landlord shall notify Tenant if Landlord intends to keep and use any portion of the Tenant Improvements paid for with the Office Component, and Tenant shall be permitted to defer payment of the Office Component of the TI Allowance until it receives such notice from Landlord. If, after such notice indicating that Landlord elects not to keep and use some or all of the Tenant Improvements paid for from the Office Component, Landlord decides to keep and use the same, Landlord shall reimburse Tenant for the applicable portion of the TI Allowance relating to such kept and used items to the extent that Tenant shall have paid back the same to Landlord under the prior sentence.

If Tenant elects to terminate this Lease with respect to the Laboratory Component only, then this Lease shall remain in full force and effect, and from and after the date of Tenant’s notice of termination, the “Premises” shall mean the Office Component only, and Tenant shall have no further rights or obligations with respect to the Laboratory Component. If this Lease remains in full force and effect with respect to the Office Component: (i) Tenant shall not be required to pay “Additional TI Allowance Rent” (as such term is defined in Section 3) during the Term; (ii) Base Rent shall be calculated on the actual size of the Office Component, as reasonably determined by Landlord and Tenant; (iii) The following provisions of this Lease shall be deemed deleted from this Lease: Section 3(c) (Base Rent Credit); Section 38 (Signs; Exterior Appearance); Section 39 (Right to Expand); Section 40 (Right to Extend Term); and Section 41 (Right to Purchase Building); (iv) the Tenant Improvements with respect to the Office Component shall be Building standard improvements only; (v) the Security Deposit amount shall be modified to be an amount equal to one year’s Base Rent on the Office Component; (vi) Section 10 of the Lease (Parking) shall be amended to read as follows:

“Subject to all matters reflected in the Official Records of Montgomery County, Maryland, and subject further to Force Majeure or a Taking (as defined in Section 19 below), Tenant shall have the right to use Tenant’s pro rata share of the parking area for the Building (the “Parking Area”), shown more particularly on the parking map attached hereto as Exhibit H. The use of the Parking Area shall be at no cost to Tenant during the initial Term of this Lease. If any other tenant of the Project interferes unreasonably with Tenant’s use of the Parking Area, Tenant, after delivering notice of such interference to the other tenant, may request that Landlord send a written notice to such other tenant requesting that

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such other tenant cease interfering with Tenant’s use of the Parking Area. Upon receipt of such request, Landlord shall send such other tenant such written notice.”

and (vii) the first sentence of Section 42 (Roof Rights) shall be amended to read as follows:

“Tenant shall be permitted to use a portion of the roof top of the Building, as reasonably designated by Landlord, to place satellite dish(es), communication antennae or other equipment integral to Tenant’s operations (collectively such equipment is referred to herein as “Roof Equipment”), subject to the following:”.

If Tenant elects to terminate this Lease with respect to the Laboratory Component only, then for the remainder of the Term, Landlord shall have the option to terminate this Lease in its entirety upon not less than 90 days written notice to Tenant. If Landlord elects to terminate this Lease, this Lease shall terminate as of the date set forth in Landlord’s termination notice as the termination date. The “Termination Fee” shall mean $771,112.00.

3. Rent.

(a) Base Rent. The Security Deposit shall be due and payable upon delivery by Tenant of an executed copy of this Lease to Landlord. The first month’s Base Rent shall be due and payable not less than thirty (30) days prior to, but not more than sixty (60) days prior to the Rent Commencement Date. Tenant shall have no obligation to pay Rent as to any portion of the Premises prior to the Rent Commencement Date. If Tenant’s obligation to pay Rent with respect to a portion of the Premises shall occur on a date other than the first day of any calendar month, then Rent shall be prorated for such partial month based on the actual number of days in such month. From and after the Rent Commencement Date, Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, except as expressly set forth otherwise in this Lease, monthly installments of Base Rent on or before the first day of each calendar month during the Term in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. If the expiration or termination of this Lease occurs on a date other than the last day of any calendar month, then Rent shall be prorated for such partial month based on the actual number of days in such month.

(b) Independent Obligations. Except as otherwise specifically set forth herein, the obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent due hereunder except for any abatement as may be expressly provided in this Lease.

(c) Base Rent Credit. The parties acknowledge that Tenant is currently the tenant under leases for properties located at 12264-12266 Wilkins Avenue, Bays A-UL, B, H, I and J, and 12270, 12276 and 12280 Wilkins Avenue, Rockville, Maryland (the “Other Leases”). Tenant shall be entitled to a credit (the “Rent Credit”) against Base Rent payable under this Lease for base rent payable under the Other Leases, which Rent Credit shall not exceed the following amounts in the respective calendar years:

Calendar Year 2006:	$1,114,920.00
Calendar Year 2007	$889,957.00
Calendar Year 2008:	$846,533.00
Total:	$2,851,410.00

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The Rent Credit shall be applied in equal monthly installments against the obligation to pay Base Rent under this Lease. Landlord shall be entitled to demand and receive evidence of payment of base rent (or that base rent is due) under the Other Leases prior to giving the credit described above. Tenant shall be entitled to receive all of such credit notwithstanding that any of the premises under the Other Leases may be sublet, assigned or licensed to parties unrelated to Tenant, and that Tenant may receive sublease rent and other consideration from such other parties under subleases, assignments, licenses or other occupancy agreements.

(d) Additional TI Allowance Rent. In addition to Base Rent, from and after the Rent Commencement Date, Tenant shall pay monthly as additional rent, “Additional TI Allowance Rent”, as follows. For the first 24 months following the Rent Commencement Date, the Additional Tenant Improvement Allowance (as defined in the Work Letter) shall accrue simple interest at the rate of 6% per annum, which amount shall be added to the outstanding principal amount of the Additional Tenant Improvement Allowance. Notwithstanding the foregoing, at any time during the first 24 months after the Rent Commencement Date, Tenant may elect to repay the full amount of the Additional Tenant Improvement Allowance upon not less than 90 days written notice to Landlord, and if Tenant pays off the Additional Tenant Improvement Allowance prior to the end of such period of 24 months, then Tenant shall not be required to pay interest on the Additional Tenant Improvement Allowance. Commencing on the first day of the 25th month after the Rent Commencement Date, if the Additional Tenant Improvement Allowance remains unpaid, the full amount of the Additional Tenant Improvement Allowance with accrued, unpaid interest added to principal shall be amortized with annual interest of 9% over the remaining Base Term of the Lease, and Tenant shall pay monthly, at the same time and in the same manner as set forth herein for the payment of Base Rent (excluding, however, the adjustment of Base Rent described in Section 4), the monthly amortized amount of the Additional Tenant Improvement Allowance. If at any time during the term of this Lease, this Lease is terminated as a result of a default by Tenant, then the full unamortized amount of the Additional Tenant Improvement Allowance with accrued, unpaid interest to date shall become immediately due and payable as Additional Rent. Commencing on the first day of the 25th month after the Rent Commencement Date, Tenant shall have the right to pay off all or a portion of the unamortized amount of the Additional Tenant Improvement Allowance with accrued, unpaid interest to date, subject to the following limitations: Tenant may pay off a portion of such amount 3 times during the remainder of the Base Term; Tenant shall give Landlord not less than 6 months prior written notice of Tenant’s intent to pay off all or a portion of such amount (which notice shall specify the amount Tenant shall pay); any partial payment in respect of such amount shall not be less than 25% of the outstanding principal balance of the Additional Tenant Improvement Allowance.

(e) Additional Rent. In addition to Base Rent and Additional TI Allowance Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation,

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any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

(f) The term “Rent” shall mean collectively, Base Rent, Additional Rent, Tenant’s Share of Operating Expenses, and all other amounts payable by Tenant to Landlord hereunder.

4. Base Rent Adjustments. Base Rent shall be increased on each anniversary of the Rent Commencement Date (each an “Adjustment Date”) by multiplying Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein.

5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for the upcoming calendar year during the Term (the “Annual Estimate”), which may be reasonably revised by Landlord from time to time during such calendar year. Thereafter, during each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate, which amount shall be adjusted upon receipt by Tenant of a subsequent Annual Statement. Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all reasonable costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the management, operation, maintenance, servicing and repair of the Building (including the Building’s Share of Project identified in the basic lease provisions on the first page of this Lease of all non-capital expenditure costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project) (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements to the Building which are intended to reduce Operating Expenses and only to the extent that such capital repairs and improvements actually reduce Operating Expenses, amortized over the useful life (reasonably determined between Landlord and Tenant) of such capital items (“Included Capital Items”), and administration rent for management services in the amount of 1.0% of Base Rent), excluding only:

(a) the original construction costs of the Building and other portions of the Project and costs of correcting defects in the original construction of the Building or associated parking facilities, or equipment therein;

(b) capital expenditures for expansion of the Project, and capital expenditures for repairs, replacements, installations or improvements to the Project (outside of the Building);

(c) costs, including permit, license and inspection costs, associated with alterations or improvements of the Premises, the premises of other tenants or occupants of the Project or vacant leaseable space in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

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(d) interest, points, fees and principal payments of Mortgages (as defined in Section 27) and other debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(e) depreciation of the Building, fixtures or equipment (except for capital improvements, to the extent costs of which are includable in Operating Expenses);

(f) costs associated with any concessions or incentives granted to tenants in the Project; marketing costs including leasing commissions, space planners’ fees, attorneys’ fees, advertising expenses, expenses incurred in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;

(g) legal fees and other expenses incurred in the enforcement of leases, or legal fees incurred in connection with the development of other buildings in the Project;

(h) costs of utilities outside normal business hours sold to tenants of the Project;

(i) all costs and expenses incurred by Tenant or any other tenants of the Project and paid for or payable directly by Tenant or such other tenants either to third parties or to Landlord under agreements for direct payment or reimbursement for benefits or services or Taxes, whether or not actually paid;

(j) salaries and benefits paid to officers and executives of Landlord and Landlord’s managing agent for the Building and the Project and salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(k) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(l) any bad debt losses, rental income losses, and reserves for bad debts or rent losses from other Project tenants;

(m) costs associated with the operation of the business of the person or entity which constitutes Landlord, as distinguished from the costs of operation of the Project, including accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, costs of any disputes between Landlord and its employees, and outside fees paid in connection with disputes with other tenants;

(n) costs of repairs or replacements caused by the exercise of any condemnation rights by any public or quasi-public authority;

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(o) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(p) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement;

(q) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency or to timely pay any other amounts due and payable by Landlord;

(r) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(s) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(t) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(u) costs incurred in the sale or refinancing of the Project or any portion thereof;

(v) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project;

(w) management fees or administrative fees for managing the Premises or the Project in excess of the administrative rent of 1.0% of the then Base Rent under this Lease; and

(x) Taxes on any portion of the Project other than the Building and the Land.

All repairs, replacements and improvements to the Land (apart from the Building) shall be performed by Landlord, and the cost of such items shall be treated as an Operating Expense of the Project (provided the same are not capital items) and not an Operating Expense of the Building.

Landlord will cooperate with Tenant in applying for real property tax abatement/deferral for the Land and the Building, including without limitation the “Miller Legislation” and Landlord

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agrees that any tax decreases or other credits attributable to Tenant’s occupancy of the Building shall be passed through exclusively to Tenant, after deducting the amount of any costs incurred by Landlord in cooperating with Tenant as set forth in this section.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required, not to exceed 80 days), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within thirty (30) days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within thirty (30) days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within sixty (60) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord. If, during such sixty (60) day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project for the calendar year to which the Annual Statement relates and such other information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). Tenant shall have until the date that is sixty (60) days after the date the Expense Information is made available to Tenant to review the Expense Information. If after Tenant’s review of the Expense Information during such period of sixty (60) days after the Expense Information is made available to Tenant, Tenant objects to the Expense Information, and Landlord and Tenant cannot resolve any differences about such matter, then Tenant shall have the right to have an independent public accounting firm selected by Tenant (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (“Independent Review”). The Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of Rent or (ii) pay the excess to Tenant within thirty (30) days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than five percent (5%), then (a) Landlord shall within thirty (30) days following completion of the Independent Review, reimburse Tenant for all costs incurred by Tenant for the Independent Review. Notwithstanding anything set forth herein to the contrary, if the Project is not at least ninety-five percent (95%)

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occupied on average during any year of the Term, Tenant’s Share of Operating Expenses (related to the Project as opposed to individual buildings in the Project) for such year shall be computed as though the Project had been ninety-five percent (95%) occupied on average during such year, and only expenses that vary with occupancy shall be so adjusted.

Tenant shall be responsible for managing the Building, and shall manage the Building in a manner consistent with first class laboratory/office properties in the area in which the Building is located. Tenant will pay the costs incurred by Tenant in managing the Building, other than those expenses for which Landlord is responsible hereunder. Tenant will pay to Landlord Tenant’s Share of Operating Expenses of all Taxes for the Land and the Building, and insurance for the Building, plus a management fee per year in an amount not to exceed one percent (1%) of Base Rent (as described in the second paragraph of Section 5). Any costs incurred directly by Tenant in managing, operating and repairing the Building shall not be included also in Operating Expenses for the Building. Landlord will manage, as an Operating Expense of the Project, the parking area and other areas outside of the Building on the Land and all Common Areas of the Project, and Tenant will pay Building’s Share of Project of such costs. Landlord shall perform all landscaping, snow removal or sweeping tasks on the Land, and such costs shall be included in Operating Expenses (to the extent the same are non-capital in nature).

Tenant shall not make any capital expenditure, or cause the repair or replacement of any capital item, including any Included Capital Item, except as provided herein. Nothing in this Section 5 shall be deemed to prohibit Tenant from making Installations, as provided in Section 12(c). If any capital item of the Building, including an Included Capital Item, reasonably requires replacement or repair, or if any other capital replacement or repair in connection with the Premises is reasonable and necessary under the circumstances, Tenant shall so notify Landlord in writing. If, after 30 days after delivery of Tenant’s notice (or such shorter period which shall be reasonable in light of the circumstances if such circumstances may be deemed to constitute an emergency which materially interferes with Tenant’s ability to use a material portion of the Premises or interferes materially with Tenant’s operations at the Premises, provided that in its notice to Landlord Tenant states the circumstances which constitute an emergency and the period of time after which Tenant will perform any replacement or repair if Landlord has not agreed to do so), Landlord has not agreed to perform the replacement or repair of such capital item, Tenant shall deliver to Landlord a second written notice requesting that Landlord perform such replacement or repair of such capital item. Any notice sent under circumstances deemed to constitute an emergency shall not require a second notice. Landlord shall be responsible for making any reasonable and necessary capital repair or replacement (which shall be at Landlord’s cost except to the extent such capital item is an Included Capital Item), provided that nothing herein is intended to impose on Landlord the obligation to add new or upgraded Building Systems, Installations or capital improvements to the Building which do not exist as of the Commencement Date. Upon receipt of notice stating that Tenant believes a capital repair or replacement is reasonably necessary, Landlord shall notify Tenant if such capital repair or replacement, if made, will be required to be removed at Tenant’s cost at the end of the term of this Lease, provided that Tenant shall not be obligated to remove any repair or replacement of items that exist as of the Commencement Date. If, after notice as set forth in this Section 5, Landlord does not agree to perform the replacement or repair of a capital item, Tenant may replace or repair such capital item, and demand arbitration, in accordance with the terms of Section 43 of this Lease below, of the question of whether the replacement or repair of the

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capital item was reasonable and necessary in light of all of the circumstances of this Lease. If the Arbitrator finds that the replacement or repair of the capital item was reasonable and necessary, Landlord shall reimburse Tenant for the cost of the replacement or repair (or if such item is an Included Capital Item, the cost of such item shall be amortized and included in Operating Expenses as provided in this Section 5). If Landlord does not reimburse Tenant for such item following the determination of the Arbitrator, Tenant shall be entitled to its rights to set off the amount of the determination against Base Rent as set forth in Section 43. If the Arbitrator finds such matter was not reasonable and necessary, then Tenant shall not be entitled to be reimbursed for the cost of such capital replacement or repair, and Landlord may require Tenant to remove such capital replacement or repair at the end of the Term of this Lease, and restore any damage caused by such removal, provided that Landlord has notified Tenant that such capital replacement or repair must be removed as provided in this Section 5.

6. Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder, in the amount set forth in the provisions on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord in its reasonable discretion, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least ten (10) days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within fifteen (15) days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of

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this Lease), shall be returned to Tenant within sixty (60) days after the expiration or earlier termination of this Lease.

If at any time during the Term Tenant pays off the full amount of the Additional Tenant Improvement Allowance so that Tenant is no longer obligated to pay Additional TI Allowance Rent, then the amount of the Security Deposit as shown on the Letter of Credit shall be reduced to the amount of one month of Base Rent at the time. So long as Tenant is not in default under this Lease, if Tenant has not paid off the Additional Tenant Improvement Allowance, on the second and fourth anniversaries of the Rent Commencement Date, the amount of the Security Deposit shown on the Letter of Credit shall decrease by an amount equal to 15% of the original amount of the Security Deposit. So long as Tenant is not in default under this Lease, if Tenant has not paid off the Additional Tenant Improvement Allowance, on the sixth and eighth anniversaries of the Rent Commencement Date, the amount of the Security Deposit shown on the Letter of Credit shall decrease by an amount equal to 20% of the original amount of the Security Deposit.

If Landlord transfers its interest in the Building or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee and the assumption in writing by such transferee of all of Landlord’s obligations under this Lease, or upon the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7. Use.

(a) The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement, provided that Tenant shall have the right to challenge any such declaration by a Governmental Authority and, during the pendency of such challenge, Tenant shall have the right to continue its use of the Premises so long as the same shall be lawful. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section. Tenant will use the Premises in a careful, safe and proper manner and

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will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall not place any machinery or equipment weighing 1,000 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Building elevators without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord acknowledges that Tenant will need to place certain heavy equipment on the first floor of the Building, and will cooperate with Tenant in determining the location for placement of such equipment.

(b) Landlord shall be responsible for the compliance of the Premises (including all Building Systems and all points of ingress and egress) and the Common Areas of the Project with all Legal Requirements (including without limitation the ADA) as of the Commencement Date (the “Initial Code Items”) regardless of when such non-compliance is discovered. Tenant shall be responsible for the compliance of the Premises with Legal Requirements (including without limitation the ADA) from and after the Commencement Date, but not for Initial Code Items. Tenant shall pay the Building’s Share of the Project of the cost incurred by Landlord in bringing the Common Areas of the Project into compliance with Legal Requirements arising after the Commencement Date, but such cost shall not include capital expenditure items. Notwithstanding any other provision herein to the contrary, except to the extent any of the same relate to Initial Code Items, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with the failure of the Premises to comply with Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirements.

8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly Base Rent shall be equal to one hundred thirty-five percent (135%) of Base Rent in effect during the last thirty (30) days of the Term for the first sixty (60) days of such period that Tenant remains in possession, and two hundred percent (200%) of such amount thereafter until Tenant surrenders the Premises in accordance with the terms of this Lease. No

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holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

Reference is made to Tenant’s obligation to pay Continuing Rent pursuant to the terms of Section 12(c), Section 28 and Section 30 of this Lease. Notwithstanding any provision in this Lease to the contrary, Tenant’s obligation to pay Continuing Rent in all instances under this Lease shall not continue beyond a period of 90 days after the date of termination of this Lease, unless the obligation of Tenant with respect to the surrender of the Premises that remains unsatisfied as of the date of termination of this Lease is a matter which Landlord, acting diligently, cannot reasonably resolve within 90 days, in which case the obligation to pay Continuing Rent shall continue for up to 180 days after the date of termination, but not thereafter.

9. Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, assessments and governmental charges of any kind (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to Landlord under this Lease, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Land or the Building, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Land or the Building, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee on Landlord’s business of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. In any year, Tenant may request in writing the right to contest Taxes, and Landlord shall notify Tenant, within thirty (30) days of delivery of Tenant’s notice, if Landlord will or will not contest Taxes. If Landlord notifies Tenant that Landlord will not contest Taxes, then Tenant shall have the right to contest Taxes for the applicable tax year. Landlord will cooperate with Tenant’s efforts to contest the amount of any Taxes. Taxes shall not include any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest

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error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

10. Parking. Subject to all matters reflected in the Official Records of Montgomery County, Maryland, and subject further to Force Majeure or a Taking (as defined in Section 19 below), Tenant shall have the exclusive right to use the parking area for the Building (the “Parking Area”), shown more particularly on the parking map attached hereto as Exhibit H. The use of the Parking Area shall be at no cost to Tenant during the initial Term of this Lease. Landlord shall not have any right to use, and shall not grant any other person any right to park in or place any equipment in any portion of the Parking Area. If any other tenant of the Project uses the Parking Area without Tenant’s consent, Tenant, after delivering notice of such unauthorized use of the Parking Area to the other tenant, may request that Landlord send a written notice to such other tenant requesting that such other tenant cease the unauthorized use of the Parking Area, and that Landlord post a sign at Landlord’s cost in the Parking Area stating that the Parking Area is for the exclusive use of Tenant. Upon receipt of such request, Landlord shall send such other tenant such written notice, and post such sign.

Landlord’s affiliate, ARE-Metropolitan Grove, LLC, is the owner of the property located at 1201 Clopper Road (“1201 Clopper”), which is part of the Project. ARE-Metropolitan Grove, LLC has granted a tenant at 1201 Clopper the right to expand its premises. In order to facilitate that right, Landlord has agreed to adjust the lot line between the Land and 1201 Clopper so that a portion of the tax parcel comprising the Land will be transferred to 1201 Clopper (the “Lot Line Adjustment”). ARE-Metropolitan Grove, LLC has agreed to grant Landlord an easement so that Landlord may convey to Tenant the full use of that portion of the Land so transferred to 1201 Clopper. A drawing of the Lot Line Adjustment is attached to this Lease as Exhibit J.

11. Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services) (collectively, “Utilities”). Utilities for the Premises shall be separately metered, and Tenant shall pay directly to the Utility provider, prior to delinquency, any Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord, or Utilities for the common areas of the Project. Except as expressly set forth in this Section 11, no interruption or failure of Utilities, from any cause whatsoever other than the willful misconduct or gross negligence of Landlord, Landlord’s employees, agents or contractors, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. In the event of an interruption or failure of Utilities caused by the willful misconduct or gross negligence of Landlord, Landlord’s employees, agents or contractors causes the Premises to be untenantable for a period of 3 consecutive business days, then Base Rent shall be abated until such Utilities are restored.

Tenant shall have the right to install an emergency generator and a storage shed on the Land outside of the Building, in locations to be reasonably designated by Landlord. Landlord shall have no obligation with respect to the maintenance or operation of any emergency generator. Landlord shall have the right to require Tenant to remove any emergency generator or

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storage shed at the end of the term of this Lease. Tenant shall maintain any emergency generator or storage shed, and keep the same in good condition.

12. Alterations and Tenant’s Property.

(a) Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration may adversely affect the structure of the Building, or cause permanent and adverse change to Building Systems, unless Tenant, at Tenant’s sole cost and expense, installs additional equipment, reasonably acceptable to Landlord, which has the effect of substantially remedying such adverse effect or permanent and adverse change, in Landlord’s reasonable judgment. Otherwise, Landlord’s consent to any Alterations shall not be unreasonably withheld or delayed, except as provided herein. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the cost of work for such Alterations does not exceed $50,000, and the aggregate cost of all such work in any 12 month period does not exceed $100,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied (if applicable to the work involved) by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than ten (10) business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such reasonable conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s sole and absolute discretion. Any request for approval shall be in writing, delivered not less than ten (10) business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to Landlord’s out of pocket expenses for plan review, coordination, scheduling and supervision of work. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors.

(b) For any Alteration reasonably expected to cost more than $200,000, Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure

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payment for the completion of all Alterations work free and clear of liens. For any Alteration, Tenant shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) ”as built” plans for any such Alteration which ordinarily requires as built plans.

(c) Other than (i) the items, if any, listed on Exhibit F attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Allowance (as defined in the Work Letter) and (iv) any trade fixtures, machinery, equipment and other personal property paid for out of the Additional Tenant Improvement Allowance which is paid off by Tenant in the form of Additional TI Allowance Rent or otherwise, including without limitation walk in cold rooms, walk in warm rooms, glass washing equipment and autoclaves, which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all property of any kind paid for with the TI Allowance (except as otherwise set forth herein), all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, deionized water systems, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be, at the end of the term, surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease (unless Landlord has otherwise required the removal of such Installations as set forth in this Section 12(c)). Landlord shall, at the time its approval of any Installation is requested, or at the time it receives notice of a Notice-Only Alteration, notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease; provided that in no event shall Tenant be obligated to remove any of the Tenant Improvements, as defined in the Work Letter (or any replacement thereof), or any other Installations made prior to the date with is 6 months after the Rent Commencement Date. If Landlord so elects in writing at the time of its approval of such installation, but subject to the prior sentence, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord (“Continuing Rent”) as provided herein as if said space were otherwise occupied by Tenant, subject to the limitations of Section 8 above. The parties acknowledge that Tenant may be financing with borrowed funds (“Tenant’s Financing”) certain of the Installations, or the repayment of the Additional Tenant Improvement Allowance. During the period that any of Tenant’s Financing is outstanding, Tenant shall be deemed to be the owner of any Installations which are not Landlord’s Property or part of the Base Building, and may grant to the lender under Tenant’s Financing a security

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interest in such property. Upon the satisfaction of Tenant’s obligations under Tenant’s Financing and the reconveyance of the interest of Tenant’s lender in such property, such property shall be deemed to be the property of Landlord, unless such property is listed on Exhibit F. All property listed on Exhibit F shall be and will remain the sole property of Tenant, unless otherwise indicated on Exhibit F. “Landlord’s Property” shall mean mechanical systems, plumbing systems, electrical systems, fixed walls, and anything inside of fixed walls, dropped ceilings, and anything above dropped ceilings or flooring. Under no circumstances shall Landlord’s Property be deemed to be Tenant’s Property at any time, and Tenant shall have no right to grant to any lender a security interest in Landlord’s Property.

13. Landlord’s Repairs. Landlord, as an Operating Expense of the Building, shall maintain (and repair and replace as reasonably necessary) all of the structural and exterior components of the Building including the roof, and Landlord will manage, as an Operating Expense of the Project, the parking area and other areas outside of the Building on the Land and all Common Areas of the Project (“Landlord’s Maintenance”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (individually, a “Tenant Party,” and collectively, “Tenant Parties”) excluded. Landlord’s ability to include the costs of maintenance (including repairs and replacements) in Operating Expenses shall be subject to the provisions of Section 5. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Tenant shall cooperate reasonably with Landlord so that Landlord may perform Landlord’s Maintenance. If Landlord fails to perform any of Landlord’s Maintenance which is reasonably and necessarily required, Tenant shall so notify Landlord in writing. If, after 30 days after delivery of Tenant’s notice (or such shorter period which shall be reasonable in light of the circumstances if such circumstances may be deemed to constitute an emergency which materially interferes with Tenant’s ability to use a material portion of the Premises or interferes materially with Tenant’s operations at the Premises, provided that in its notice to Landlord Tenant states the circumstances which constitute an emergency and the period of time after which Tenant will perform any replacement or repair if Landlord has not agreed to do so), Landlord has not agreed to perform Landlord’s Maintenance, Tenant shall deliver to Landlord a second written notice requesting that Landlord perform Landlord’s Maintenance. Any notice sent under circumstances deemed to constitute an emergency shall not require a second notice. If, after notice as set forth in this Section 13, Landlord does not agree to perform Landlord’s Maintenance, Tenant may perform Landlord’s Maintenance, and demand arbitration, in accordance with the terms of Section 43 of this Lease below, of the question of whether that certain Landlord’s Maintenance was reasonable and necessary. If the Arbitrator finds: (a) that Landlord’s Maintenance was reasonable and necessary, (b) that Landlord failed to timely perform Landlord’s Maintenance as required under this Lease, and (c) the cost to Tenant of performing Landlord’s Maintenance exceeded what would have been Tenant’s obligation to pay for Landlord’s Maintenance as a part of Operating Expenses as provided in this Section 13 (such amount, the “Excess Cost to Tenant”), then Landlord shall reimburse Tenant for the Excess Cost to Tenant (and if Landlord fails to do so as provided in Section 43 hereof, Tenant shall have the rights to set off the Excess Cost to Tenant against Base Rent as provided in Section 43). If the Arbitrator finds in favor of Landlord, then Tenant shall not be entitled to be reimbursed for the Excess Cost to Tenant.

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14. Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, the interior side of demising walls, HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Building (the “Building Systems”). Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term, which capital repairs shall be subject to the provisions of Section 5. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within fifteen (15) days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within fifteen (15) days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the reasonable costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within fifteen (15) days after receipt of notice of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused by the willful misconduct or gross negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises), except as otherwise specifically set forth in this Lease. Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records), except as otherwise specifically set forth in this Lease.

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Landlord hereby indemnifies and agrees to defend, save and hold Tenant harmless from and against any and all Claims for injury or death to persons or damage to property occurring within the Project outside of the Premises and arising directly or indirectly out of any act or omission of Landlord or from a breach or default by Landlord in the performance of any of its obligations hereunder, unless caused by the willful misconduct or gross negligence of Tenant. Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project, or of any other third party. Landlord shall use commercially reasonable efforts to ensure that Landlord’s agents and contractors maintain reasonable and customary levels of insurance

17. Insurance.

(a) Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a per occurrence limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem reasonably necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

(b) Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Landlord, its officers, directors, employees, managers and agents (collectively, “Landlord Parties”), as additional insureds. The commercial general liability insurance policy shall be issued by insurance companies which have a rating of not less than policyholder rating of A- and financial category rating of at least Class VIII in “AM Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless at least ten (10) days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement. If the commercial general liability insurance policy insures on a claims-made basis, then Tenant shall keep the policy in full force and effect (with Landlord Parties continuing to be named as an additional insured), and deliver to Landlord evidence of the same, for a period of three (3) years (the “Tailing Period”) after the termination of this Lease. Copies of such policies (if requested by Landlord), or certificates of insurance showing the limits of coverage required hereunder and

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showing Landlord as an additional insured shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance (including during the Tailing Period). Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least five (5) days prior to the expiration of such policies, furnish Landlord with renewal certificates.

(c) In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in a portion of the Project including the Premises or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Premises is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage any portion of the Project including the Premises.

(d) The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers and agents (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for business interruption of Tenant resulting from any occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

(e) Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage to levels then being generally required of new tenants within the Project.

18. Restoration.

(a) If, at any time during the Term, the Building or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within sixty (60) days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed 12 months from the date of such fire or other casualty (the “Maximum Restoration Period”), Tenant may elect to terminate this Lease by written notice to Landlord delivered within fifteen (15) business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any reasonable deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by

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Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not Substantially Complete as of the end of the Maximum Restoration Period (as extended by delays arising from the collection of insurance proceeds, from Force Majeure events or from delays in obtaining Hazardous Materials Clearances, provided that any extension due to Force Majeure events shall not exceed 60 days), Tenant may by written notice to Landlord delivered within five (5) business days of the expiration of the Maximum Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) the date of discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

(b) Unless Tenant elects to terminate this Lease as set forth in subsection (a) immediately above, Tenant, at its expense, subject to receipt of sufficient insurance proceeds, shall promptly perform, subject to delays arising from the collections of insurance proceeds, from Force Majeure events or from obtaining Hazardous Materials Clearances, all repairs or restoration to the Premises as are necessary to restore the Premises to tenantable conditions which existed immediately prior to such damage or destruction.

(c) Notwithstanding anything to the contrary in this Section 18, either Landlord or Tenant may terminate this Lease by written notice to the other party given within fifteen (15) business days of the date of discovery of any damage, if the Premises are damaged during the last year of the Term by fire or other casualty and Landlord reasonably estimates that it will take more than 3 months to repair or restore such damage, or if insurance proceeds are not available for such repair or restoration. Notwithstanding the foregoing, if within fifteen (15) business days of the date of such damage during the last year of the Term, Tenant notifies Landlord in writing that Tenant elects to exercise the Extension Right (as defined in Section 40 below) then Landlord shall repair such damage (subject to receipt of sufficient insurance proceeds, with any reasonable deductible to be treated as a current Operating Expense). The Extension Term shall commence upon substantial completion of the restoration of the Premises to the tenantable condition which existed prior to such damage and the expiration of any unexpired portion of the initial Term, provided that if the restoration of the Premises is not completed by the end of the Maximum Restoration Period, Tenant shall have the termination rights set forth in Section 18(a) above. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

(d) The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or

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destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation.

If the whole or any material part of the Premises or the Project, or all means of access to the Premises is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would reasonably either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord or Tenant to the other party, to be delivered within fifteen (15) days of receipt of notice of any Taking, this Lease shall terminate and Rent shall be apportioned as of said date. In electing to terminate this Lease as a result of a Taking, Landlord shall not act arbitrarily, or treat Tenant substantially differently from any other Tenant at the Project whose tenancy is affected by such Taking. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures and equipment and any leasehold improvements paid for by Tenant, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project

20. Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided that the first 2 times in any Lease year that Tenant fails to timely pay Rent, Tenant shall not be in default unless such failure shall continue beyond seven (7) days business days after receipt of written notice from Landlord.

(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least ten (10) days after written notice to Tenant from Landlord of such failure.

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(c) Abandonment. Tenant shall abandon the Premises without taking reasonable precautions for the security or maintenance of the Premises, and without complying with the provisions of Section 28 below regarding surrender of the Premises.

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within fifteen (15) days after Tenant receives notice that any such lien is filed against the Premises.

(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity) and such insolvency or failure to maintain legal existence is not remedied within thirty (30) days.

(g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within ten (10) business days after a second notice requesting such document.

(h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than thirty (30) days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than sixty (60) days from the date of Landlord’s notice.

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21. Landlord’s Remedies.

(a) Payment by Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act, and Landlord shall use commercially reasonable efforts to notify Tenant of any such payment or performance. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to twelve percent (12%) per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as additional Rent.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within seven (7) days after the date such payment is due, Tenant shall pay to Landlord an additional sum of three percent (3%) of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the seventh (7th) day after the date due until paid. Notwithstanding the foregoing provisions, the first time in any calendar year that Tenant fails to pay Rent when due, Tenant shall not be liable for the aforementioned late charge or interest unless such failure to pay continues for more than five (5) business days after delivery of written notice from Landlord.

(c) Re-Entry. Upon a Default by Tenant, beyond applicable cure periods, Landlord shall have the right, immediately or at any time thereafter, without further notice to Tenant (unless otherwise provided herein), through the use of legal process, to enter the Premises, without terminating this Lease or being guilty of trespass, and do any and all acts as Landlord may deem necessary, proper or convenient to cure such Default, for the account and at the expense of Tenant, any notice to quit or notice of Landlord’s intention to re-enter being hereby expressly waived, and Tenant agrees to pay to Landlord as Additional Rent all damage and/or expense incurred by Landlord in so doing, including interest at the Default Rate, from the due date until the date payment is received by Landlord.

(d) Termination. Upon a Default by Tenant, beyond applicable cure periods, Landlord shall have the right to terminate this Lease and Tenant’s right to possession of the Premises and, with or without legal process, take possession of the Premises and remove Tenant, any occupant and any property therefrom, using such force as may be necessary, without being guilty of trespass and without relinquishing any rights of Landlord against Tenant, any notice to quit, or notice of Landlord’s intention to re-enter being hereby expressly waived. Landlord shall be entitled to recover damages from Tenant for all amounts covenanted to be paid during the remainder of the Term (except for the period of any holdover by Tenant, in which case the amounts stated at Section 8 herein shall apply), which may be accelerated by Landlord at its option (with such future payments to be discounted to present value at the discount rate of the Federal Reserve Bank at the time of award plus 1%), together with (i) all expenses of any proceedings (including, but not limited to, legal expenses and attorney’s fees) which may be

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necessary in order for Landlord to recover possession of the Premises, (ii) the expenses of the re-renting of the Premises (including, but not limited to, any commissions paid to any real estate agent, advertising expense and the costs of such alterations, repairs, replacements or modifications that Landlord, in its sole judgment, considers advisable and necessary for the purpose of re-renting), and (iii) interest computed at the Default Rate from the due date until paid; provided, however, that there shall be credited against the amount of such damages all amounts received by Landlord from re-renting, and, if Landlord elects to accelerate payment of any amount to be paid in the future, there shall be credited against damages any other amounts which Tenant can prove Landlord should reasonably be expected to receive in the future by re-renting the Premises (with such future amounts to be discounted to present value at the discount rate of the Federal Reserve Bank at the time of award plus 1%), taking into account the limitations on Landlord’s obligations to mitigate damages (as set forth in Section 21(e) below), the reasonably expected period of time necessary to find a replacement tenant, the specialized nature of the Premises, the conditions of the real estate market in the area of the Premises, the availability of competitive properties similar to the Premises, and the condition of the Premises. Landlord shall in no event be liable in any way whatsoever for failure to re-rent the Premises or, in the event that the Premises are re-rented, for failure to collect the rent thereof under such re-renting. No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Premises, unless Landlord shall execute a written agreement of surrender with Tenant. Tenant’s liability hereunder shall not be terminated by the execution of a new lease of the Premises by Landlord, unless that new lease expressly so states. In the event Landlord does not exercise its option to accelerate the payment of amounts owed as provided hereinabove, then Tenant agrees to pay to Landlord, upon demand, the amount of damages herein provided after the amount of such damages for any month shall have been ascertained (taking into account any amounts collected from reletting); provided, however, that any expenses incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred. Separate actions may be maintained each month or at other times by Landlord against Tenant to recover the damages then due, without waiting until the end of the term of this Lease to determine the aggregate amount of such damages. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or being dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(e) Mitigation of Damages. After a Default by Tenant, any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise, but Landlord shall, subject to the limitations set forth in this Section 21(e), attempt to mitigate damages arising by reason of Tenant’s Default. Landlord’s efforts to mitigate damages shall not require Landlord to expend any substantial sum of money in connection with any effort to relet the Premises (other than commercially reasonable real estate brokerage commissions and attorneys’ fees in the negotiation of a new lease, which shall form a part of Landlord’s damages as set forth in Section 21(d) above), to change the use of the Premises, to lease the Premises to any person desiring to lease either less than 50% of the rentable square footage of the Premises or the remaining unleased portion of the Premises, to lease the Premises to any person whose financial resources are substantially less than Tenant’s as

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of the date of this Lease, to lease the Premises to any person to whom Landlord objects because of the nature of the scientific research being done or work product being developed (or intended) by such person or because of such person’s history of culpability in Environmental Claims (as defined in Section 30 below), or to lease the Premises to any person desiring to lease any portion of the Premises for a term which is less than 5 years, or if less than 5 years remain in the Term of this Lease, for the remainder of the Term.

(f) Lien for Rent. Upon any default by Tenant in the payment of Rent or other amounts owed hereunder, Landlord shall have a lien upon the property of Tenant in the Premises for the amount of such unpaid amounts, and Tenant hereby specifically waives any and all exemptions allowed by law. In such event, Tenant shall not remove any of Tenant’s property from the Premises except with the prior written consent of Landlord, and Landlord shall have the right and privilege, at its option, to take possession of all Tenant’s property in the Premises, to store the same on the Premises, or to remove it and store it in such place as may be selected by Landlord, at Tenant’s risk and expense. If Tenant fails to redeem the personal property so seized, by payment of whatever sum may be due Landlord hereunder (including all storage costs), Landlord shall have the right, after twenty (20) days written notice to Tenant of its intention to do so, to sell such personal property so seized at public or private sale and upon such terms and conditions as may appear advantageous to Landlord, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord on account of rent or other obligations of Tenant pursuant to this Lease. In the event there shall then remain in the hands of Landlord any balance realized from the sale of said personal property, the same shall be paid over to Tenant. The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant from any deficiency owed to Landlord which Landlord has the right to enforce pursuant to any of the provisions of this Lease. Tenant shall also be liable for all expenses incident to the foregoing process, including any auctioneer or attorney’s fees or commissions. Notwithstanding the foregoing provisions of this Section 21(d), the parties acknowledge that Tenant intends to obtain financing in order to make improvements to and acquire property for use at the Premises and for other purposes. For any personal property, accounts receivable, intellectual property or fixtures of Tenant, Landlord hereby agrees to subordinate its interest in such property of Tenant to the interest of any lender of Tenant, provided that Landlord shall not, and nothing in this Lease shall be deemed to require Landlord to subordinate its interest in any property paid for by Landlord, any structural components of the Building, or any part of Building Systems.

(g) Other Remedies. In addition to the foregoing, Landlord, at its option, without further notice or demand to Tenant, shall have all other rights and remedies provided at law or in equity.

22. Assignment and Subletting.

(a) General Prohibition. Without Landlord’s prior written consent, not to be unreasonably withheld, delayed or conditioned, subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or

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limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby fifty percent (50%) or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

(b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises (or any portion thereof) other than pursuant to a Permitted Assignment (as defined below) then at least fifteen (15) business days, but not more than forty-five (45) days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its proposed final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within fifteen (15) business days after receipt of the Assignment Notice, grant such consent or refuse such consent, in its reasonable discretion (provided that it shall be reasonable for Landlord to withhold its consent to any assignment or subletting to an assignee or subtenant whose business or financial reputation is objectionable in Landlord’s reasonable judgment, or that is at that time negotiating with Landlord for the lease of other space in the Project).

Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to a Tenant Affiliate (as defined below) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment (provided the approval of such form shall not be unreasonably withheld, conditioned or delayed). In addition, Tenant shall have the right to assign this Lease, upon thirty (30) days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of more than fifty percent 50%) of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of this Lease, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Permitted Assignment”). For purposes of this Lease, “Tenant Affiliate” shall refer to any of the following: (i) a corporation, limited liability company, limited partnership, business trust, business corporation or other business entity in which Tenant directly or indirectly owns a

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majority of the voting interests, or (ii) an entity or person controlled directly or indirectly by Tenant or under common control with Tenant, which purchases all or substantially all of the assets of Tenant, or which merges with Tenant pursuant to a valid statutory merger. For purposes of this Lease, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a person or entity means the possessing, directly or indirectly, of (A) the power to appoint a majority of the members of the Board of Directors or other governing board of such person or entity, (B) the power to directly or indirectly cause the direction of the management and policies of such person or entity or (C) the ownership of fifty percent 50%) or more of the voting ownership interests or securities of such person or entity

(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease beyond applicable notice and cure periods, if any, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the rental payable under this Lease, (excluding however, any Rent payable under this Section, the actual and reasonable brokerage fees, legal and marketing costs and any design or construction fees directly related to and required pursuant to

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the terms of any such sublease, and the cost of any furniture, fixtures or equipment paid for by Tenant as an inducement to the prospective assignee or sublessee) (“Excess Rent”) then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder fifty percent (50%) of such Excess Rent within ten (10) days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) Landlord has a reasonable and objective basis for the belief that the proposed assignee or sublessee poses a threat to contaminating the Project with Hazardous Materials if Landlord consents to such assignment or subletting, including without limitation because of such person’s business reputation, a history of multiple enforcement orders with respect to Hazardous Materials against such person by any applicable Governmental Authority, or any other reasonable and objective basis, or (ii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23. Estoppel Certificate. Tenant shall, within ten (10) business days of receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging, to its actual knowledge, that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease.

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24. Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a three hundred sixty (360) day year and thirty (30) day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project provided that any amendments to the rules and regulations attached hereto as Exhibit E shall not be binding on Tenant to the extent that any of same detract from Tenant’s rights under this Lease or its occupancy of the Premises or its business operations at the Premises. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination.

(a) Subject to the terms of this Section 27, this Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises and its rights under this Lease shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such subordination, non-disturbance and attornment agreement in a commercially reasonable and mutually agreeable form, confirming such subordination, attornment and the non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, ground leases, master leases, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

(b) Landlord represents and warrants to Tenant, as of the Commencement Date there is currently no Mortgage encumbering the Project. If at any time after the date of this Lease Landlord should desire to place a Mortgage on the Project, Landlord agrees that it will

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cause the Holder of such Mortgage to enter into a subordination and non-disturbance agreement in connection with this Lease whereby such Holder agrees that, so long as no Default shall have occurred and be continuing under this Lease, the leasehold estate granted to Tenant and the rights of Tenant pursuant to this Lease to quiet and peaceful possession of the Premises shall not be terminated, modified, affected or disturbed by any action which the Mortgagee may take to foreclose any such Mortgage, and that any successor landlord shall recognize this Lease and the rights of Tenant hereunder as being in full force and effect.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the condition of the Premises upon completion of Tenant’s Work, subject to any subsequent Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than Landlord or Landlord’s employees, agents or contractors (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant, which approval shall not be unreasonably withheld or delayed. In connection with the review and approval of the Surrender Plan, upon the reasonable request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, at Landlord’s cost, to cause Landlord’s environmental consultant to inspect the Premises as may be reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Under no circumstances shall Tenant be responsible for the migration onto the Premises from off-site of any Hazardous Materials which Tenant did not cause, contribute to or exacerbate. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which

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actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations to pay Continuing Rent (subject to the limitations of Section 8 hereof) and obligations concerning the condition and repair of the Premises.

29. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. Environmental Requirements.

(a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project (including without limitation the Land) in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Land, the Project or any adjacent property or if contamination of the Premises, the Land, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises, the Building or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether

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or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Land, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Land, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project. Landlord shall deliver to Tenant a copy of Landlord’s most recent Phase I Environmental Site Assessment of the Building (the “Phase I Report”) and a “Phase II Report”, which Tenant shall keep strictly confidential. Under no circumstances shall Tenant be responsible for Environmental Claims which existed prior to Tenant’s occupancy of the Premises and are identified in either the Phase I Report of the Phase II Report, and which Tenant did not cause, contribute to or exacerbate. Further, under no circumstances shall Tenant be responsible for the migration onto the Premises from off-site of any Hazardous Materials which Tenant did not cause, contribute to or exacerbate.

(b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials Tenant intends to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List from time to time upon request of Landlord (but not more than once per year, unless Landlord has an objective basis for believing Tenant has violated the terms of this Section 30). Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure

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plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that Tenant is not subject to any pending enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d) Testing. At any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions for which Tenant is responsible under the terms of this Lease which are identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e) Underground Tanks. No underground storage tanks storing Hazardous Materials shall be permitted on the Premises or the Project. Tenant, however, shall have no obligation to remove any existing underground storage tanks. If any other storage tank storing Hazardous Materials is to be hereafter placed on the Premises or the Building by Tenant, Tenant shall obtain Landlord’s prior approval, which shall be determined in Landlord’s sole discretion, and install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the

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removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay Continuing Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Continuing Rent shall be prorated daily.

(g) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, not to exceed an additional thirty (30) days beyond the cure period of Landlord; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. Notwithstanding the foregoing, in the event Landlord defaults under the Lease and such default will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises, then Tenant shall provide immediate notice to Landlord of such default, which notice shall indicate clearly that the alleged default will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises, and in such event Landlord shall have two (2) business days to commence a cure of such default and diligently prosecute such cure to completion. If Landlord fails to cure such default, then Tenant shall be entitled to commence and prosecute such cure to completion and shall be entitled to recover the costs of any such cure. Tenant may demand Arbitration of the question of whether Landlord has met its obligations pursuant to Section 43 hereof, and if Tenant receives a ruling in its favor from the Arbitrator, and Landlord fails to pay Tenant, Tenant shall be entitled to the set off rights set forth in Section 43. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder. The foregoing provision

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shall not apply to any failure of Landlord to make repairs to portions of the Project which do not include the Building or the Land, which shall be governed by the separate provision of Section 13.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter, except to the extent such obligations arise during its period of ownership, unless assumed by any successor. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32. Inspection and Access. Upon giving prior notice as required in this Section 32, Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use, parking rights or occupancy of the Premises for the Permitted Use. Landlord will deliver prior written notice (the “Restriction Notice”) to Tenant of any such easement, dedication, designation or restriction which will affect the Premises, which notice shall state that it is being given pursuant to Section 32 of this Lease. If any such easement, dedication, designation or restriction described in a Restriction Notice will materially, adversely affect Tenant’s use, parking rights or occupancy of the Premises for the Permitted Use, Landlord shall obtain Tenant’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. After receiving a Restriction Notice, Tenant, acting in good faith, shall notify Landlord in writing within ten (10) business days if Tenant believes the matter described in the Restriction Notice will materially, adversely affect Tenant’s use, parking rights or occupancy. If Tenant does not deliver timely notice, the subject of the Restriction Notice shall be deemed not to materially, adversely affect Tenant. If Tenant delivers notice and Landlord disagrees, Landlord may within ten (10) business days demand in writing arbitration pursuant to Section 43 hereof of the question of whether the matter which is the subject of the Restriction Notice will materially, adversely affect Tenant’s use, parking rights or occupancy of the Premises. If Landlord fails to make such written demand for arbitration within such ten (10) business day period, then Tenant’s consent shall be deemed to be required. If the Arbitrator rules in Tenant’s favor, then Tenant’s consent to the matter set forth in the Restriction Notice shall be required. If the Arbitrator rules in Landlord’s favor, then Tenant’s consent shall not be required.

At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of

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emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, weather, natural disasters, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of the applicable party (“Force Majeure”).

35. Brokers, Entire Agreement, Amendment. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker) in connection with this transaction and that no Broker brought about this transaction, other than Scheer Partners as Tenant’s representative. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM UNLESS ANY SUCH LOSS, DAMAGE OR INJURY TO TENANT’S PERSONAL PROPERTY ARISES SOLELY AND DIRECTLY FROM LANDLORD’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN WHICH CASE LANDLORD’S LIABILITY FOR SUCH LOSS, DAMAGE OR INJURY SHALL IN NO EVENT EXCEED $10,000,000; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR

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ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE BUILDING AND THE LAND AND THE RENTS THEREFROM OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE BUILDING AND THE LAND OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF EXCEPT AS PROVIDED IN THIS SECTION 36, LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) place permanent coatings on the interior or exterior of the any windows; (ii) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) place any bottles, parcels, or other articles on the window sills, (iii) place any equipment, furniture or other items of personal property on any exterior balcony, or (iv) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Tenant shall have sole and exclusive control over any Interior signs on doors and any directory tablet. Tenant shall have the sole and exclusive right to Building monument and Building signage at Tenant’s sole cost, subject to Landlord’s reasonable approval of the size, color and content of any sign, and subject further to the requirement that any sign comply with the requirements of Applicable Law.

Notwithstanding the foregoing, Tenant, its corporate affiliates, or its assignees under Section 22, shall have the exclusive right at its sole cost and expense, to affix to the exterior façade of the Building along the roof line, a sign bearing such party’s corporate logo. Any such sign may be sufficiently large and prominently placed so as to make such logo reasonably visible and identifiable to vehicular and pedestrian traffic around the Building. Any such sign shall further (i) be subject to Landlord’s reasonable approval as to placement, size and design, and (ii) shall be erected pursuant to and in conformance with all local building codes, related ordinances and any applicable covenants. Tenant shall procure, at its sole cost and expense, any and all permits necessary to affix any such sign to the Building.

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39. Right to Expand.

(a) Tenant shall have the right, but not the obligation, to expand the Premises by up to an additional 120,000 rentable square feet (approximately, but in no event less than the maximum developable floor area ratio of the property identified as 2 West Watkins Mill Road, listed on Exhibit G) (the “Expansion Right”) to include any Available Space upon the terms and conditions in this Section 39. For purposes of this Section 39(a), “Available Space” shall mean any space located within the properties identified on Exhibit G, now or hereafter owned by Landlord and/or Landlord’s Affiliates (herein collectively the “Expansion Projects”) which Landlord decides, in Landlord’s discretion, is available for leasing and is not in the possession of another tenant, not subject to any option by any other person to lease such space which pre-dates the date of this Lease, and not being used by Landlord or otherwise unavailable for leasing. Landlord’s Affiliates shall countersign this Lease to acknowledge the granting of the Expansion Right. With respect to those Expansion Projects which are not part of the Project, Tenant’s Expansion Right shall apply only to the extent Landlord and/or Landlord’s Affiliates own the subject building within the Expansion Projects at the time Tenant exercises the Expansion Right. With respect to any buildings which are part of the Project, it is the parties’ intention that the Expansion Right shall be enforceable against any successor to Landlord or Landlord’s Affiliates, and Landlord hereby covenants that if Landlord or Landlord’s Affiliates sell the Project or any portion thereof during the term of this Lease, Landlord or Landlord’s Affiliates shall require any successor to recognize Tenant’s right to exercise the Expansion Right. The Expansion Right is subject to the superior rights of those tenants at the Project with prior rights to lease the Available Space (which tenants names are set forth on Exhibit K attached hereto), or any other tenant in possession of space in the Expansion Projects. If there is any Available Space in the Expansion Projects (subject to the limitations set forth above in this Section 39(a)), Landlord shall, at such time as Landlord shall elect so long as Tenant’s rights hereunder are preserved, deliver to Tenant written notice (the “Expansion Notice”) of such Available Space, together with the terms and conditions on which Landlord and/or Landlord’s Affiliate is prepared to lease Tenant such Available Space.

(b) Tenant shall have thirty (30) days following delivery of the Expansion Notice to deliver to Landlord written notification of Tenant’s exercise of the Expansion Right. Provided that no right to expand is exercised by any tenant with superior rights, Tenant shall be entitled to lease such Available Space upon the terms and conditions set forth in the Expansion Notice. Notwithstanding the foregoing, Tenant’s Expansion Right shall be subject to reduction on a foot for foot basis, to the extent Tenant or any of its affiliates leases from Landlord, Landlord’s Affiliates, or their respective parents or affiliates, or subleases from an existing Tenant of the Expansion Projects, any other space within the Expansion Project. If Tenant does not timely exercise the Expansion Right, Landlord may lease the Available Space to any person on terms acceptable to Landlord in Landlord’s discretion, subject to the limitations set forth immediately below in this Section 39(b). Notwithstanding Tenant’s failure to timely exercise the Expansion Right, if the Available Space has not been leased by Landlord within twelve (12) months of the date of the Expansion Notice, Landlord shall not lease the Available Space to any person unless and until Landlord has delivered to Tenant another Expansion Notice, after which Tenant shall have thirty (30) days to deliver to Landlord written notification of Tenant’s exercise of the Expansion Right. In addition, if Tenant has failed to timely exercise the Expansion Right, and Landlord proposes to lease the Available Space to another person on terms under which the

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Net Effective Rent is less than 90% of the Net Effective Rent of the terms set forth in the most recent Expansion Notice, then Landlord shall not lease the Available Space to any person unless and until Landlord has delivered to Tenant another Expansion Notice (the “Reduced Rent Offer”) setting forth the same terms as those upon which Landlord proposes to lease the Available Space, after which Tenant shall have ten (10) days to deliver to Landlord written notification of Tenant’s exercise of the Expansion Right on the terms set forth in the Reduced Rent Offer. If Tenant does not timely exercise the Expansion Right after any such notice, Landlord may lease the Available Space to any person on terms acceptable to Landlord in Landlord’s discretion, subject to the limitations set forth in this Section 39(b). As used herein, “Net Effective Rent” means the rent payable by a tenant under terms of a lease taking into account the size of the premises to be leased, free rent periods, tenant improvement allowances paid by Landlord, brokerage commissions, any other economic concessions granted by Landlord.

(c) Exceptions. Notwithstanding the above, the Expansion Right shall not be in effect and may not be exercised by Tenant during any period of time that Tenant is in Default (beyond all applicable notice and cure periods) under any provision of the Lease, or if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not Defaults are cured, during the last 12 months prior to the date on which Tenant seeks to exercise the Expansion Right.

(d) Termination. The Expansion Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the lease of such Available Space, (i) Tenant fails to timely cure any default by Tenant under the Lease beyond any applicable notice and cure period; or (ii) Tenant has Defaulted (beyond any applicable notice and cure periods) 3 or more times during the period from the date of the exercise of the Expansion Right to the date of the commencement of the lease of the Available Space, whether or not such Defaults are cured.

(e) Rights Personal. Except with respect to a Permitted Assignment, the Expansion Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(f) No Extensions. The period of time within which any Expansion Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Right.

(g) Landlord’s Affiliate. Landlord’s affiliates, ARE-25/35/45 West Watkins Corp., a Maryland corporation, ARE-2 West Watkins, LLC, a Delaware limited liability company, and ARE-Metropolitan Grove, LLC, a Delaware limited liability company (collectively, “Landlord’s Affiliates”) are the owners of various portions of the Expansion Projects which do not comprise the Building and the Land. Each of Landlord’s Affiliates joins this Lease for the sole and limited purpose of granting the Expansion Right to Tenant in those portions of the Expansion Projects owned by that entity, and granting the right to file a memorandum of such rights in the Official Records of Montgomery County, Maryland with respect to those portions of the Expansion Projects which do not comprise the Building and the Land.

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(h) Successors to Landlord. It is the intent of the parties that the Expansion Right shall survive a transfer of Landlord’s interest in the Project, or any portion thereof. If Landlord’s interest in any portion of the Project is transferred to any successor, Landlord will require that the Expansion Right will be binding upon such successor. If Landlord’s interest in those portions of the Expansion Projects which are not part of the Project is transferred to any person not affiliated with or under common control with Landlord, then the Expansion Right shall terminate with respect to such portion of the Expansion Projects so transferred.

40. Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a) Extension Rights. Tenant shall have the right (the “Extension Right”) to extend the term of this Lease for five (5) years (the “Extension Term”) on the same terms and conditions as this Lease (other than Base Rent and the provisions of the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least nine (9) months prior, and no earlier than fifteen (15) months prior, to the expiration of the Base Term of the Lease. Upon the commencement of the Extension Term, Base Rent shall be payable at the rate of ninety-five percent (95%) of the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by the amount of annual escalation determined when calculating Market Rate. As used herein, “Market Rate” shall mean the then market rental rate (and annual escalations) of the Premises as a fully improved laboratory/office building within a 5 mile radius of the Building, as determined by Landlord and agreed to by Tenant. If, on or before the date which is one hundred twenty (120) days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate after negotiating in good faith, Tenant may by written notice to Landlord not later than one hundred twenty (120) days prior to the expiration of the Base Term of this Lease, elect arbitration as described in Section 40(b) below. If Tenant does not elect such arbitration, Tenant shall be deemed to have accepted Landlord’s determination of Market Rate.

(b) Arbitration.

(i) Within twenty (20) days of Tenant’s notice to Landlord of its election to arbitrate Market Rate, each party shall deliver to the other a proposal containing the Market Rate that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within seven (7) days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within ten (10) days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within five (5) business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general

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jurisdiction in the jurisdiction in which the Premises are located, upon ten (10) days prior written notice to the other party of such intent.

(ii) The decision of the Arbitrator(s) shall be made within thirty (30) days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the three (3) determinations shall be binding; provided, however, that if two of the appraisers are within five percent (5%) of each other and the third appraiser is not within five percent (5%) of either of the other two appraisals, then the average of the two appraisals which are within five percent (5%) of each other shall be used. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate is not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate for the Extension Term.

(iii) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) an appraiser with the designation MAI, and not less than ten (10) years of experience in the appraisal of comparable improved laboratory/office real estate in the greater Washington, D.C. metropolitan area, or (B) a licensed commercial real estate broker with not less than fifteen (15) years experience representing landlords and/or tenants in the leasing of comparable improved laboratory/office real estate in the greater Washington metropolitan area, (ii) is devoting substantially all of his or her time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) shall be in all respects impartial and disinterested.

(c) Right to Withdraw Notice. For a period of ten (10) days after the determination of Market Rate by the Arbitrator, Tenant shall have the right to withdraw Tenant’s notice of its election to exercise the Extension Right, by delivering written notice of Tenant’s clear and unambiguous intent to do so to Landlord. If Tenant timely withdraws its notice, then Tenant shall be deemed to have waived the Extension Right, and Tenant shall have no further obligation to lease the Premises after the end of the Base Term of the Lease (as defined in the Lease provisions set forth on the first page of this Lease).

(d) Rights Personal. The Extension Right is personal to Tenant (including any Tenant Affiliate or other party pursuant to a Permitted Assignment) and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(e) Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right during any period of time that Tenant is in Default under any provision of this Lease, or if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not Defaults are

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cured, during the last 12 months prior to the date on which Tenant seeks to exercise the Extension Right.

(f) No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.

(g) Termination. The Extension Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, Tenant fails to timely cure any default by Tenant under this Lease.

41. Right to Purchase Building. During the Term of the Lease, Tenant will have the right to purchase the Building and the Land (not including any other portion of the Project, and not including the Building or the Land if offered for sale as a part of the Project or a portfolio of properties) as set forth below. If Landlord determines to sell the Building and the Land alone (which shall not include any sale of the Project including the Building or any sale of multiple properties) to an unaffiliated buyer, Landlord shall notify Tenant of Landlord’s intent, setting forth the essential terms of the sale (price, payment terms, “AS IS” or other condition of property, due diligence conditions, title and other contingencies, allocation of prorations and closing costs, and closing date). Within thirty (30) days of receipt of Landlord’s notice, Tenant may deliver to Landlord a notice of Tenant’s election to purchase the Building and the Land, on the terms set forth in Landlord’s notice.

If Landlord shall receive a written offer from a third party to purchase the Building and the Land, which offer Landlord intends to accept, or before Landlord shall extend a written offer or letter of intent to a third party to purchase the Building (apart from the Project or any portfolio of Landlord’s properties), Landlord shall so notify Tenant, and Tenant shall have ten (10) business days from the date of receipt of Landlord’s notice to deliver to Landlord a notice of Tenant’s election to purchase the Building and the Land, on the terms set forth in Landlord’s notice. Tenant’s failure to timely exercise such right shall be deemed Tenant’s waiver and the termination of Tenant’s right .

If Tenant timely exercises any such right to purchase, the parties shall within thirty (30) days execute and deliver to one another an agreement of purchase and sale (the “Purchase Agreement”). The Purchase Agreement shall provide that Landlord agrees to sell and Tenant agrees to purchase the Building and the Land “as-is, where-is”, without representation or warranty, express or implied, of any kind by Landlord.

If (i) Tenant does not timely exercise such right, (ii) Tenant timely exercises such right but the parties do not execute the Purchase Agreement within such 30-day period, or (iii) the parties timely execute the Purchase Agreement but the Purchase Agreement is thereafter terminated for any reason other than Landlord’s default, then Landlord shall thereafter be free to sell the Building and the Land to any party, except that Landlord shall not sell the Building for a price less than ninety-five percent (95%) of the price last offered to Tenant without first offering Tenant again the right to purchase the Building and the Land at any lower price.

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Tenant’s rights under this Section 41 shall not apply to any transfer of the Building and the Land to any lender of Landlord’s with a security interest in the Building and the Land, either by foreclosure, trustee’s sale, deed in lieu of foreclosure, or any other transfer to any lender in the exercise of its rights.

Landlord shall make a commercially reasonable effort to cause any lender to agree that Tenant’s right to purchase the Building and the Land, as set forth in this Section 41, shall survive any transfer of the Building and the Land to such lender. Landlord shall not be liable to Tenant if, despite Landlord’s commercially reasonable effort, Landlord’s lender does not agree to permit Tenant’s right to purchase the Building and the Land to survive any transfer of the Building and the Land to the lender in the exercise of the lender’s rights.

42. Roof Rights. Tenant shall be permitted (on an exclusive basis, except for Landlord’s equipment for the Project) to place satellite dish(es), communication antennae or other equipment integral to Tenant’s operations (collectively such equipment is referred to herein as “Roof Equipment”) on the roof area of the Building, subject to the following:

(a) The size, number and location of any Roof Equipment shall be subject to Landlord’s prior written consent, which shall not be unreasonably withheld;

(b) Tenant shall not make any roof cuts or perform any other roofing work, except with Landlord’s prior written consent, which shall not be unreasonably withheld, and in the manner designated in writing by Landlord;

(c) Any installation work (including any roof cuts or other roofing work) shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor designated by Landlord and in accordance with all applicable warranties relating to the roof;

(d) The installation or use of any Roof Equipment shall in no way interfere with any other tenant of the Project, and if Landlord delivers notice to Tenant that Tenant’s use of the rooftop is interfering with the rights of another tenant of the Project, Tenant shall cause such interference to cease promptly;

(e) Tenant shall promptly pay all taxes and license fees imposed by any federal, state or local government agency or authority in connection with the installation, operation and maintenance of any Roof Equipment;

(f) Tenant shall secure any necessary permits, and the installation and use of Roof Equipment shall comply with all Legal Requirements (including any zoning restrictions) and Tenant shall be solely liable for the cost of such compliance; and

(g) Upon the expiration of the Term or earlier termination of Tenant’s right of possession, or if Tenant otherwise discontinues the operation of Roof Equipment, Tenant shall remove such Roof Equipment, repair the roof and any other portion of the Premises affected by such Roof Equipment, and return the roof to the condition which existed prior to the installation of the Roof Equipment.

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43. Arbitration of Certain Matters. Reference is made to Section 2(b), Section 5, Section 13, Section 31 and Section 32 of this Lease. Landlord and Tenant have agreed, with respect to Section 2(b), Section 5, and Section 13 that the question of whether specific matters set forth in those sections are reasonable and necessary, and with respect to Section 31, whether certain obligations are the obligations of Landlord, and with respect to Section 32, whether the subject of a Restriction Notice will materially, adversely affect Tenant’s use, parking rights or occupancy of the Premises (each, an “Arbitration Matter”) may be submitted to arbitration. Whether such matters are reasonable and necessary, are the obligation of Landlord, or will materially, adversely affect Tenant, as the case may be, will be determined by binding arbitration in accordance with the provisions of this Section 43. If either party delivers to the other a proper demand for arbitration of an Arbitration Matter, then Landlord and Tenant shall meet (which meeting may take place by telephone conference) within 7 days after delivery of the demand for arbitration and make a good faith attempt to mutually appoint a single Arbitrator (as defined below) to determine the Arbitration Matter. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 7 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s Arbitrator shall be the sole Arbitrator. If each party selects an Arbitrator, then the two Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator, who shall be the sole Arbitrator. If the two Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent. In addition, each party shall have the right to take discovery of the other party by any and all methods provided in the U.S. Federal Rules of Civil Procedure, provided that any discovery efforts shall not work to extend any of the time frames for resolving an Arbitration Matter set forth herein. The Arbitrator may, in its discretion, upon request refuse to allow any evidence not made available to the other party pursuant to a proper and reasonable discovery request to be used in the Arbitration Matter. The Arbitrator shall hold an arbitration proceeding, to be attended by Landlord and Tenant, within 10 days of the Arbitrator’s appointment, so that the Arbitrator may consider and rule on the question of whether the Arbitration Matter is reasonable and necessary, whether certain obligations are the obligations of Landlord, or whether the subject of a Restriction Notice will materially, adversely affect Tenant, as the case may be. The decision of the Arbitrator shall be made within two days after the arbitration proceeding. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of any single Arbitrator or the third Arbitrator shall be borne equally by both parties. The parties hereby waive any right to appeal the decision of the Arbitrator. An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and shall be a retired judge of any court of general jurisdiction in the State of Maryland, or a lawyer in the greater Montgomery County, Maryland area who has practiced real estate law for not less than 15 years, and, at the time of appointment and shall be in all respects impartial and disinterested. If the Arbitrator finds that the Arbitration Matter was reasonable and necessary, or that an obligation was the obligation of Landlord, so that Tenant is entitled to reimbursement of the cost of any item described in the aforementioned sections of this Lease, and Landlord fails to reimburse Tenant for the cost of such item, then beginning on the first day of the month which commences not less than 30 days after the date of the Arbitrator’s decision, the amount of Tenant’s cost may be set off against future payments of Base Rent,

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provided that in any one month, the amount offset by Tenant against Base Rent shall not exceed 10% of the full amount of Base Rent for that month.

44. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c) Recordation. At the request of either party, a memorandum of lease or “short form” of this Lease shall be filed in the Official Records of Montgomery County, Maryland (the “Official Records”) for the Property, and for any other portion of the Project in which Tenant has the Expansion Right. In addition, Landlord’s Affiliates owning those Expansion Projects which do not comprise the Project shall join in and permit the filing of a memorandum of the Expansion Right in the Official Records for those properties. Prior to recording any memorandum or short form, Tenant shall execute and deliver to Landlord an undated instrument in recordable form acknowledging the termination of this Lease or the termination of the Expansion Right, as applicable, which Landlord shall hold in trust and shall not cause to be dated or recorded until this Lease has been terminated or the Expansion Right have been terminated.

(d) Financial Information. In the event Tenant is no longer subject to the oversight of the Securities and Exchange Commission as a publicly traded entity, Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within one hundred twenty (120) days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within forty-five (45) days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

(e) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe

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the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i) Time. Time is of the essence as to the performance of Tenant’s and Landlord’s obligations under this Lease.

(j) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(k) Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, acting in good faith, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services at Tenant’s sole cost and expense.

SIGNATURES APPEAR ON FOLLOWING PAGE(S)

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

NABI BIOPHARMACEUTICALS, a Delaware corporation

By:	/s/ MARK SMITH
Its:	Chief Financial Officer

LANDLORD:

ARE-30 WEST WATKINS, LLC a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

		By:	/s/ JENNIFER PAPPAS
		Its:	V.P. and Assistant Secretary

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LANDLORD’S AFFILIATES (joining here for the limited purpose of confirming the Expansion Right in those portions of the Expansion Projects not owned by Landlord, as set forth in Section 39 and Section 44(d)):

ARE-25/35/45 W. WATKINS CORP., a Maryland corporation

	By:	/s/ JENNIFER PAPPAS
	Its:	V.P. and Assistant Secretary

ARE-METROPOLITAN GROVE I, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

	By:	/s/ JENNIFER PAPPAS
	Its:	V.P. and Assistant Secretary

ARE-2 WEST WATKINS, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

	By:	/s/ JENNIFER PAPPAS
	Its:	V.P. and Assistant Secretary

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EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

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EXHIBIT B-1 TO LEASE

DESCRIPTION OF PROJECT

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EXHIBIT B-2 TO LEASE

LEGAL DESCRIPTION OF LAND

BEING KNOWN AND DESIGNATED as Lot 19 as shown on the Plat entitled “Plat of Resubdivision Lots 17-19 Metropolitan Grove Park” which Plat is recorded among the Land Records of Montgomery County in Plat Book 196, Page 21289.

The improvements being known as 30 W. Watkins Mill Road.

tax Account No. 09-03279937.

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EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER dated June 29, 2005 (this “Work Letter”) is made and entered into by and between ARE-30 WEST WATKINS, LLC, a Delaware limited liability company (“Landlord”), and NABI BIOPHARMACEUTICALS, a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated June 29, 2005 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates Peter Marissael and Raafat Fahim (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change Tenant’s Representative at any time upon not less than five (5) business days advance written notice to Landlord. No period set forth herein for any approval of any matter by Tenant’s Representative shall be extended by reason of any change in Tenant’s Representative.

(b) Landlord’s Authorized Representative. Landlord designates Lawrence J. Diamond and Vincent Ciruzzi (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than five (5) business days advance written notice to Tenant. No period set forth herein for any approval of any matter by Landlord’s Representative shall be extended by reason of any change in Landlord’s Representative.

(c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect (the “TI Architect”) for the Tenant Improvements, the general contractor (the “TI Contractor”) and any subcontractors for the Tenant Improvements shall be selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

2. Tenant Improvements.

(a) Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Premises desired by Tenant of a fixed and permanent nature. Other than funding the TI Allowance (as defined below) as provided herein, except as set forth in the Lease or in this Work Letter, Landlord shall not have any obligation whatsoever with respect to the Tenant Improvements or otherwise the finishing of the Premises for Tenant’s use and occupancy.

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(b) Tenant’s Space Plans. Within ten (10) business days after Tenant submits to Landlord schematic drawings and outline specifications (the “TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord with regard to the TI Design Drawings. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within ten (10) business days thereafter. Such process shall continue until Landlord has approved the TI Design Drawings. If Landlord does not timely respond to any request made by Tenant for approval of drawings, Landlord’s consent shall be deemed refused.

(c) Working Drawings. Not later than forty-five (45) days following the approval of the TI Design Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings. Subject to the limitations set forth in this subsection, Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than ten (10) business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings, unless such matter would result in an unacceptable modification or alteration of the exterior shell of the Building, the structural components of the Building, or the Building Systems, as determined by Landlord in Landlord’s sole and absolute discretion. Tenant and the TI Architect shall consider all such comments in good faith and shall, within ten (10) business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings and does not result in an unacceptable modification or alteration of the exterior shell of the Building, the structural components of the Building, or the Building Systems, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 2(d) below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below).

(d) Approval and Completion. Upon any dispute regarding the design of the Tenant Improvements, which is not settled within ten (10) business days after notice of such dispute is delivered by one party to the other, Tenant shall make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Allowance (as defined in Section 5(d) below) and (iii) such dispute does not involve a proposed modification or alteration of the exterior shell of the Building, the structural components of the Building, or the Building Systems, as determined by Landlord in Landlord’s sole and absolute discretion. Any dispute involving the items in clause (iii) of the preceding sentence shall be resolved by Landlord in Landlord’s sole and absolute discretion. Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

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3. Performance of Tenant’s Work.

(a) Definition of Tenant’s Work. As used herein, “Tenant’s Work” shall mean the designing, permitting and constructing of the Tenant Improvements. All Tenant’s Work shall comply with, and be performed in a manner consistent with, any and all existing warranties relating to the Building (the “Building Warranties”). Tenant shall, and shall cause, Tenant’s Architect, TI Contractor, and any subcontractor to, (i) honor all Building Warranties, and (ii) prohibit any action with respect to Tenant’s Work which would compromise, diminish or void any of the Building Warranties. In the event any of the Building Warranties are compromised, diminished or voided as a result of any Tenant’s Work, Tenant shall be fully liable for any and all costs and expenses associated with and/or resulting from such compromise, diminution or voidance. Tenant’s Work shall include all related design and engineering services and the fees of third party consultants for construction management services. Landlord will cooperate with Tenant as reasonably necessary in the enforcement of any Building Warranties, including the assignment of rights under the Building Warranties as necessary. Upon the termination of the Lease, Tenant will cooperate with Landlord in re-assigning any Warranties as necessary.

(b) Commencement and Permitting of Tenant’s Work. Prior to Tenant’s commencement of construction of the Tenant Improvements, Tenant shall first (i) obtain and deliver to Landlord a copy of the building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord and (ii) provide to Landlord copies of the fully executed contract between Tenant and the TI Architect, and between Tenant and the TI Contractor. The cost of obtaining the TI Permit shall be payable from the TI Fund. Landlord shall assist Tenant in obtaining the TI Permit. Prior to the commencement of any Tenant’s Work, Tenant shall deliver to Landlord, evidence of insurance in form and content acceptable to Landlord for Tenant, the TI Architect and the TI Contractor, which shall include an endorsement to such insurance policies naming Landlord as an additional insured or loss payee, as applicable. Landlord shall be a third party beneficiary under any contract between Tenant and the TI Architect, and between Tenant and TI Contractor, for Tenant’s Work, and a third party beneficiary of any and all warranties extended to Tenant as a result of the Tenant’s Work.

(c) Selection of Materials, Etc. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Landlord’s reasonable discretion.

(d) Substantial Completion. “Substantially Completed” or “Substantial Completion” means the date that, in the reasonable opinion of Landlord’s construction manager, the Tenant Improvements are complete except for minor punch list items.

4. Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

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(a) Tenant’s Right to Request Changes. If Tenant shall request changes (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form, Form G-701 (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within ten (10) business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.

(b) Implementation of Changes. If Landlord approves such Change, Tenant may cause the approved Change to be instituted.

5. Costs.

(a) Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Tenant shall obtain and provide Landlord with a detailed breakdown, by trade, of the costs incurred or which will be incurred, in connection with the design and construction of Tenant’s Work (the “Budget”). The Budget shall be based upon the TI Construction Drawings approved by Landlord, and shall include a payment to Landlord of a construction supervisory fee in the amount of $50,000.00 (the “Construction Administration Fee”) for monitoring and inspecting the construction of Tenant’s Work, which sum shall be payable from the TI Fund.

(b) TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:

1. a “Tenant Improvement Allowance” in the maximum amount of $50.00 per rentable square foot in the Premises, or $5,140,750.00 in the aggregate (based on the Premises being 102,815 rentable square feet in size, but subject to revision if the actual size of the Premises is determined to be other than such size), which is included in the Base Rent set forth in the Lease; and

2. an “Additional Tenant Improvement Allowance” in the maximum amount of $80.00 per rentable square foot in the Premises, or $8,225,200.00 in the aggregate, which shall, to the extent used, result in the requirement to pay TI Allowance Rent as set forth in Section 3 of the Lease. The TI Allowance shall be disbursed in accordance with this Work Letter.

(c) Excess TI Costs. It is understood and agreed that Landlord is under no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. Tenant shall be obligated to pay the difference between the TI Costs under the Budget and the TI Allowance (“Tenant’s Contribution”) so that the cost of completion of the Tenant Improvements exceeds the TI Allowance, Tenant shall pay the excess. The sum of the TI Allowance and Tenant’s Contribution shall be called the “TI Fund”.

(d) Payment for TI Costs. Landlord shall disburse the TI Allowance once a month against a draw request in Landlord’s standard form, containing such certifications, lien waivers, inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than thirty (30) days following receipt of such

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draw request. Notwithstanding anything herein to the contrary, at no time shall any portion of property paid for with the TI Allowance be deemed Tenant’s Property, provided that if Tenant pays off the Additional Tenant Improvement Allowance, those items so indicated in Section 12 of the Lease shall become Tenant’s Property.

(e) Costs Includable in TI Fund. The TI Fund will be used for the payment of the hard and soft costs of design and construction costs of the Tenant Improvements, including, without limitation, the cost of preparing the TI Design Drawings and the TI Construction Drawings, costs of obtaining all necessary permits and approvals, all costs set forth in the Budget, including the Construction Administrative Fee, all hard costs of construction, costs for security installations (excluding any “head end unit” and any processing unit necessary to operate the security system), built-in cold rooms, built-in casework, built-in machinery and equipment, glass washing equipment, deionized water systems, autoclaves, chillers, fume hoods, and related equipment installed within the Premises, and the cost of Changes (collectively, “TI Costs”).

6. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c) Counterparts. This Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.

(d) Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.

(e) Time of the Essence. Time is of the essence of this Work Letter and of each and all provisions thereof.

(f) Default. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the TI Allowance during any period Tenant is in Default under the Lease.

(g) Severability. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

(h) Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Tenant’s Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely

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expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

(i) Entire Agreement. This Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

TENANT:

NABI BIOPHARMACEUTICALS, a Delaware corporation

By:	/s/ RAAFAT FAHIM
Its:	Sr. V.P. Manufacturing, Technical and Production Operations

LANDLORD:

ARE-30 WEST WATKINS, LLC a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

		By:	/s/ JENNIFER PAPPAS
V.P. and Assistant Secretary

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EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this _____ day of _______, _____, between ARE-30 WEST WATKINS, LLC, a Delaware limited liability company (“Landlord”), and NABI BIOPHARMACEUTICALS, a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated June __, 2005 (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is ____________, _____________, the “Rent Commencement Date is January 1, 2006, and the termination date of the Base Term of the Lease shall be midnight on December 31, 2017.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

NABI BIOPHARMACEUTICALS, a Delaware corporation

By:
Its:

LANDLORD:

ARE-30 WEST WATKINS, LLC a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

By:

EXHIBIT D TO LEASE     © All rights reserved – Alexandria Real Estate Equities 2001

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Net Single-Tenant Office/Laboratory	30 Watkins Mill Road/NABI – Page 1

EXHIBIT E TO LEASE

RULES AND REGULATIONS

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will reasonably direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease or by Landlord. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be

EXHIBIT E TO LEASE     © All rights reserved – Alexandria Real Estate Equities 2001

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Net Single-Tenant Office/Laboratory	30 Watkins Mill Road/NABI – Page 2

responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

EXHIBIT E TO LEASE     © All rights reserved – Alexandria Real Estate Equities 2001

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Net Single-Tenant Office/Laboratory	30 Watkins Mill Road/NABI – Page 1

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None except as set forth below:

Various Fermentation skids

5 L (several)

80 L(2)

100 L

300 L

500 L

CIP Skid

Continuous Flow Centrifuges (several)

Decontamination Skid

Chromatography Skids

Various Process Vessels

APC Cans

100L

250 L

400 L (2)

Others

Microfiltration Skid

Ultrafiltration Skid

Autoclaves (3) (unless paid for by Landlord)

Glasswashers (3) (unless paid for by Landlord)

Depyrogenation Ovens (3)

Media Preparator

Homogenizer

Conveyor/Storage System

Dust Collection System

BioProfile 300 A/B

Vitek ID System

Floor Scale

Various Refrigerators

Various Freezers

LN2 Freezers

Cold Rooms (not built-ins)

Warm Rooms (not built-ins)

Filing Devices

Note: The parties have agreed that any of the foregoing paid for by the TI Allowance shall be and remain the property of Landlord unless and until the Additional Tenant Improvement Allowance is paid off by Tenant.

EXHIBIT F TO LEASE     © All rights reserved – Alexandria Real Estate Equities 2001

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Net Single-Tenant Office/Laboratory	30 Watkins Mill Road/IGEN – Page 1

EXHIBIT G TO LEASE

EXPANSION PROJECTS

1.	Project: “Alexandria Technology Center – Gaithersburg”

2.	25, 35, 45 West Watkins Mill Road, Gaithersburg, Maryland

EXHIBIT G TO LEASE     © All rights reserved – Alexandria Real Estate Equities 2001

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Net Single-Tenant Office/Laboratory	30 Watkins Mill Road/IGEN – Page 1

EXHIBIT H TO LEASE

PARKING MAP

[See attached]

EXHIBIT H TO LEASE     © All rights reserved – Alexandria Real Estate Equities 2001

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EXHIBIT I TO LEASE

DESCRIPTION OF BASE BUILDING

EXHIBIT I TO LEASE	© All rights reserved – Alexandria Real Estate Equities 2001
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EXHIBIT J TO LEASE

DRAWING OF LOT LINE ADJUSTMENT

EXHIBIT J TO LEASE	© All rights reserved – Alexandria Real Estate Equities 2001
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EXHIBIT K TO LEASE

TENANTS WITH SUPERIOR EXPANSION RIGHT

Digene

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Net Single-Tenant Office/Laboratory	30 Watkins Mill Road/IGEN – Page i

© All rights reserved – Alexandria Real Estate Equities 2001

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Net Single-Tenant Office/Laboratory	30 Watkins Mill Road/IGEN – Page ii

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE